UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 27, 2021

QAD Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22823	77-0105228
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

100 Innovation Place, Santa Barbara, California	93108
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (805) 566-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	QADA	NASDAQ Global Select Market
Class B Common Stock, $0.001 par value	QADB	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 28, 2021, QAD Inc. (the “Company”) issued a press release announcing the execution of an Agreement and Plan of Merger (the “Merger Agreement”), entered into as of June 27, 2021, by and among the Company, Project Quick Parent, LLC, a limited liability company organized under the laws of Delaware (“Parent”) and Project Quick Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a direct, wholly owned subsidiary of Parent. A copy of this press release is furnished with this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Concurrently with the execution and delivery of the Merger Agreement, the Company and Parent entered into a support agreement (the “Support Agreement”) with Pamela Lopker, who beneficially owns Company common stock representing approximately 67% of the voting power of the Company’s outstanding capital stock. Under the Support Agreement, Pamela Lopker agreed to vote her shares of Company common stock in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, subject to the limitations set forth in the Support Agreement. Pamela Lopker’s obligations under the Support Agreement will automatically terminate upon the earliest to occur of (i) the mutual agreement of the parties thereto to terminate the Support Agreement, (ii) the effective time of the Merger, and (iii) the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Support Agreement attached as Exhibit 10.1.

Forward-Looking Statements

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) various risks related to health epidemics, pandemics and similar outbreaks, such as the COVID-19 pandemic, which may have material adverse effects on the Company’s business, financial position, results of operations and/or cash flows; (ix) adverse economic, market or geo-political conditions that may disrupt the Company’s business and cloud service offerings, including defects and disruptions in the Company’s services, ability to properly manage cloud service offerings, reliance on third-party hosting and other service providers, and exposure to liability and loss from security breaches; (x) uncertainties as to demand for the Company’s products, including cloud service, licenses, services and maintenance; (xi) the possibility of pressure to make concessions on pricing and changes

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in the Company’s pricing models; (xii) risks related to the protection of the Company’s intellectual property; (xiii) changes in the Company’s dependence on third-party suppliers and other third-party relationships, including sales, services and marketing channels; (xiv) changes in the Company’s revenue, earnings, operating expenses and margins; (xv) the reliability of the Company’s financial forecasts and estimates of the costs and benefits of transactions; (xvi) the Company’s ability to leverage changes in technology; (xvii) risks related to defects in the Company’s software products and services; (xviii) changes in third-party opinions about the Company; (xix) changes in competition in the Company’s industry; (xx) delays in sales; (xxi) timely and effective integration of newly acquired businesses; (xxii) changes in economic conditions in the Company’s vertical markets and worldwide; (xxiii) fluctuations in exchange rates; and (xxiv) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2021, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

Item 9.01 Financial Statements and Exhibits.

d)       Exhibits.

Exhibit No.	Description
10.1	Support Agreement, dated as of June 27, 2021, by and among the Stockholders party thereto, Parent and the Company.
99.1	Press Release, dated June 28, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 28, 2021

QAD Inc.

By:	/s/ Daniel Lender
Name:	Daniel Lender
Title:	Chief Financial Officer

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EXHIBIT 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), is dated as of June 27, 2021, by and among QAD Inc., a Delaware corporation (the “Company”), Project Quick Parent, LLC, a Delaware limited liability company (“Parent”), Pamela M. Lopker (“Lopker”), The Lopker Living Trust dated November 18, 2013 (the “Lopker Trust”), and the Estate of Karl F. Lopker (the “Lopker Estate” and collectively with Lopker and the Lopker Trust, the “Stockholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company, Parent, and Project Quick Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), are entering into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Merger”);

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement;

WHEREAS, as of the date hereof, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of Class A Common Stock and Class B Common Stock as is set forth next to the Stockholder’s name on Annex A (such shares, together with all other shares of Class A Common Stock and Class B Common Stock acquired, beneficially or of record, by the Stockholder after the date hereof and prior to the termination of this Agreement, the “Shares”);

WHEREAS, as a condition and inducement to the willingness of the Company and Parent to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent, the Company and the Stockholder are entering into this Agreement; and

WHEREAS, the Stockholder acknowledges that each of the Company and Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Stockholder set forth in this Agreement and would not enter into the Merger Agreement if the Stockholder did not enter into this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and other agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

Article I

Voting Agreement

Section 1.01 Voting Agreement.

(a)       During the term of this Agreement, the Stockholder hereby agrees, at every meeting of the stockholders of the Company called, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company:

(i)       to appear at such meeting or otherwise cause all of the Stockholder’s Shares to be present thereat for purposes of establishing a quorum; and

(ii)       to vote or, as applicable, cause or direct to be voted all of the Stockholder’s Shares (i) subject to clause (b) of this Section 1.01, in favor of the adoption and approval of the Merger Agreement and the other transactions contemplated thereby, (ii) against any Company Acquisition Proposal and any action, agreement or transaction that would reasonably be expected to materially impede, interfere with, delay or postpone the consummation of the Merger, and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of the Company.

(b)       Notwithstanding anything in clause (a) above, in the event the Company Board or any committee thereof (including the Special Committee) (i) withdraws (or modifies, amends or qualifies in a manner adverse to Parent), or proposes publicly to withdraw (or modify, amend or qualify in a manner adverse to Parent), the Company Board Recommendation or (ii) fails to include the Company Board Recommendation in the Proxy Statement, in each instance, in compliance with the Merger Agreement, the obligation of the Stockholder to vote the Stockholder’s Shares in the manner set forth in clause (a)(ii) above shall be modified such that the Stockholder shall only be required to so vote such number of Shares as is equal to the number of Shares (rounded up to the nearest whole Share) that would represent, as at the time of such vote, 35% of the total voting power of the outstanding shares of Company Common Stock.

(c)       Any vote required to be cast or consent required to be executed pursuant to this Section 1.01 shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present. Except as set forth in this Section 1.01, the Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any matter presented to the stockholders of the Company.

Article II

Representations and Warranties of THE Stockholder

The Stockholder represents and warrants to Parent and the Company that:

Section 2.01 Authorization.

The Stockholder has all requisite right, capacity, power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated by this Agreement and the compliance by the Stockholder with the provisions of this Agreement have

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been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming its due execution and delivery by Parent and the Company, constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

Section 2.02 No Conflicts.

(a)       No authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by the Stockholder.

(b)       None of the execution and delivery of this Agreement by the Stockholder, the consummation by the Stockholder of the transactions contemplated hereby or compliance by the Stockholder with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument or obligation to which the Stockholder is a party or by which the Stockholder or any of the Stockholder’s Shares is bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair the Stockholder’s ability to perform its obligations under this Agreement. There is no legal or administrative proceeding, claim, suit or action pending against the Stockholder or, to the knowledge of the Stockholder, threatened against the Stockholder that impairs or would reasonably be expected to impair the Stockholder’s ability to timely perform its obligations under this Agreement.

Section 2.03 Ownership of Shares.

The Stockholder has (except as set forth in Section 1.01 of this Agreement) sole voting power and sole dispositive power with respect to the Stockholder’s Shares. None of the Stockholder’s Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

Section 2.04 Total Shares.

Except for the Stockholder’s Shares set forth on Annex A, as of the date hereof, the Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

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Article III

Representations and Warranties of THE COMPANY and PArent

The Company represents and warrants to Parent and the Stockholder that:

Section 3.01 Authority; Execution and Delivery; Enforceability.

The Company has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated by this Agreement and the compliance by the Company with the provisions of this Agreement have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and, assuming its due execution and delivery by Parent and the Stockholder, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

Section 3.02 No Conflicts.

(a)       No authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by the Company.

(b)       None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument or obligation to which the Company is a party or by which the Company is bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair the Company’s ability to perform its obligations under this Agreement.

Parent represents and warrants to the Company and the Stockholder that:

Section 3.03 Authority; Execution and Delivery; Enforceability.

Parent has all requisite power and authority to execute and deliver this Agreement, to consummate the transactions contemplated by this Agreement and to comply with the provisions of this Agreement. The execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated by this Agreement and the compliance by Parent with the provisions of this Agreement have been duly authorized by all necessary action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming its due execution and delivery by the Company and the Stockholder, constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except insofar as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other

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Laws of general applicability relating to or affecting creditors’ rights, or by principles governing the availability of equitable remedies, whether considered in a Proceeding at law or in equity).

Section 3.04 No Conflicts.

(a)       No authorization, consent or approval of any other Person is necessary for the execution, delivery and performance of this Agreement by Parent.

(b)       None of the execution and delivery of this Agreement by Parent, the consummation by Parent of the transactions contemplated hereby or compliance by Parent with any of the provisions hereof shall (i) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, agreement or other instrument or obligation to which Parent is a party or by which Parent is bound or (ii) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation, except for any of the foregoing as would not reasonably be expected to impair Parent’s ability to perform its obligations under this Agreement.

Article IV

Covenants of the Stockholder

During the term of this Agreement, the Stockholder hereby covenants and agrees that:

Section 4.01 No Proxies for or Encumbrances on Shares.

(a)       Except as permitted by the terms of this Agreement, the Stockholder shall not, directly or indirectly, without the prior written consent of both Parent and the Company (upon the approval of the Special Committee), (i) grant any proxies, powers of attorney, or other such authorization, or enter into any voting trust or other agreement or arrangement with respect to the voting of any of the Stockholder’s Shares, (ii) offer for sale, sell (constructively or otherwise), pledge, transfer, assign, gift, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), or enter into any contract, option or other arrangement with respect to the Transfer of, any such Shares, or any interest therein, including, without limitation, any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case, involving any such Shares, (iii) knowingly take any action that would have the effect of preventing or delaying the Stockholder from performing any of its obligations under this Agreement, or (iv) agree or commit (whether or not in writing) to take any of the actions referred to in the foregoing sections (i) through (iii).

(b)       The Stockholder may effect a Transfer of any of the Stockholder’s Shares to a Permitted Transferee of the Stockholder; provided, that the Stockholder, prior to and as a condition to the effectiveness of such Transfer, causes each such Permitted Transferee to execute a counterpart signature page to this Agreement and deliver the same to Parent and the Company, pursuant to which such Permitted Transferee agrees to be a “Stockholder” pursuant to, and to be bound by, this Agreement with respect to such Shares that are the subject of such Transfer

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(such Transfer, a “Permitted Transfer”). “Permitted Transferee” means, with respect to the Stockholder, (i) a spouse, lineal descendant or antecedent, brother or sister, adopted child or grandchild or the spouse of any child, adopted child, grandchild or adopted grandchild of the Stockholder, (ii) any trust, the trustees of which include only the persons named in clauses (i) and/or (ii) and the beneficiaries of which include only the persons named in clauses (i) and/or (ii), (iii) any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which include only the Persons named in clauses (i) and/or (ii), (iv) if the Stockholder is a trust, the beneficiary or beneficiaries authorized or entitled to receive distributions from such trust, or (v) to any Person by will, for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations. Transfers of Shares to Permitted Transferees made pursuant to this Section 4.01(b) shall not be a breach of this Agreement.

(c)       Any Transfer of Shares not effected in accordance with the terms and conditions of this Section 4.01 shall be null and void ab initio.

Section 4.02 Waiver of Appraisal Rights.

The Stockholder hereby waives, to the full extent of the law, and agrees not to assert any appraisal rights pursuant to Section 262 of the DGCL or otherwise in connection with the Merger with respect to the Stockholder’s Shares.

Section 4.03 Proxy Statement and Other Filings.

The Stockholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the Transactions contemplated thereby (including, without limitation, Schedule 13e-3) the Stockholder’s identity and beneficial ownership of the Shares and the nature of the Stockholder’s commitments under this Agreement to the extent required by applicable Law, provided that (i) the any such disclosure in the Proxy Statement or any other filing to or submission with the SEC (including, without limitation, Form 8-K and Schedule 13E-3) shall, in each instance, be subject to the Stockholder’s prior review, comment and written approval, and (ii) the Company shall not publish or disclose Schedule 13e-3 in the Proxy Statement, any filing to or submission with the SEC or otherwise prior to the Stockholder approving the form thereof and executing the same, and provided, further, that in the case of each of clauses (i) and (ii), such approval shall not be unreasonably withheld, conditioned or delayed.

Section 4.04 Acquisition of Additional Shares.

During the term of this Agreement, the Stockholder shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Class A Common Stock or Class B Common Stock by the Stockholder after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of

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which shall be considered Shares and be subject to the terms of this Agreement as though owned by such acquiring Stockholder on the date hereof.

Article V

Miscellaneous

Section 5.01 Amendments and Waivers; Termination.

(a)       Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by Parent, the Company and the Stockholder. Any failure of any of the parties to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by any of the parties entitled to the benefit thereof only by a written instrument signed by each such party granting such waiver and, in the case of the Company, the Special Committee. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law or in equity.

(b)       This Agreement, and all rights and obligations of the parties contained herein, shall automatically terminate without any further action required by any Person upon the earliest to occur of (i) the mutual agreement of the parties hereto to terminate this Agreement, (ii) the Effective Time, and (iii) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement.

Section 5.02 Public Statements.

The initial press release with respect to the execution of the Merger Agreement shall be reasonably agreed upon by Parent, the Company and the Stockholder. Notwithstanding anything to the contrary herein, (a) a party hereto or its Representatives may issue a public announcement or other public disclosures required by Law or the rules of any stock exchange upon which the Company’s capital stock is traded; provided that such party uses reasonable best efforts to afford the other party hereto an opportunity to first review the content of the proposed disclosure and provide reasonable comments regarding same, (b) a party hereto or its Representatives may issue any public announcement or make other public disclosure that is consistent with prior public announcements issued or public disclosures without the prior written consent of the other party, (c) Parent and its Affiliates may issue disclosures or communications to existing or prospective general or limited partners, equity holders, members, managers and investors of such Person or any Affiliates of such Person, in each case who are subject to customary confidentiality restrictions, and (d) Parent and/or the Company may issue a public announcement or other public disclosures regarding this Agreement, the Merger Agreement or the Transactions, provided they consult with Stockholder and consider the Stockholder’s comments on such announcements and public disclosures in good faith, except no such consultation shall be required in the case of any announcement or public disclosure relating to a Company Acquisition Proposal.

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Section 5.03 Successors and Assigns; No Third Party Beneficiaries.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives, beneficiaries, executors and permitted assigns; provided that, other than as permitted by Section 4.01(b), no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto. Nothing in this Agreement shall be construed as giving any Person, other than the parties hereto and their heirs, successors, legal representatives and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

Section 5.04 Governing Law; Submission to Jurisdiction; Waivers.

This Agreement, and any dispute, claim, legal action, suit, proceeding or controversy arising out of or in any way relating hereto or any of the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed in that state without regard to the conflict of laws rules thereof.

Section 5.05 Submission to Jurisdiction; Service.

Each party to this agreement irrevocably (a) consents to submit to the exclusive jurisdiction of the Delaware Court of Chancery (the “Court of Chancery”) and any state appellate court therefrom located in the state of Delaware (or, only if the Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware) in any action relating to this Agreement or the transactions contemplated hereby, (b) waives any objection to the laying of venue of any such action brought in such Court, (c) waives and agrees not to plead or claim in any such Court that any such action brought in any such Court has been brought in an inconvenient forum and (d) agrees that service of process or of any other papers upon such party in the manner specified for notices under Section 5.08 of this Agreement or any other manner permitted by applicable Law shall be deemed good, proper and effective service upon such party.

Section 5.06 WAIVER OF JURY TRIAL.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED AND UNDERSTANDS THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER

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VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.06.

Section 5.07 Specific Performance.

The parties to this Agreement agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties to this Agreement shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery (or, only if the Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court sitting in the State of Delaware), this being in addition to any other remedy at law or in equity, and the parties to this Agreement hereby waive any requirement for the posting of any bond or similar collateral in connection therewith. Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (a) the other party has an adequate remedy at law or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

Section 5.08 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in accordance with Section 9.3 of the Merger Agreement. If to the Stockholder, to the address for notice set forth on Schedule A hereto, with a copy (which will not constitute notice) to:

Paul Hastings LLP
1999 Avenue of the Stars, 27th Floor
Los Angeles, CA 90067
Email: davidhernand@paulhastings.com

            seanmonroe@paulhastings.com

Attention: David M. Hernand
                 Sean A. Monroe

Section 5.09 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

Section 5.10 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

Section 5.11 Severability.

Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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Section 5.12 Capacity.

The Stockholder is signing this Agreement solely in its capacity as a stockholder of the Company and not in any other capacity, and this Agreement shall not limit or otherwise affect any actions taken, or required or permitted to be taken, by any Stockholder or any Affiliate or Representative of any Stockholder or any of its Affiliates in any other capacity, including, if applicable, as an officer or director of the Company or any of the Company’s Subsidiaries, and any actions taken (whatsoever), or failure to take any actions (whatsoever), by any of the foregoing Persons in such capacity as a director or officer of the Company or any of the Company’s Subsidiaries shall not be deemed to constitute a breach of this Agreement.

Section 5.13 Entire Agreement.

This Agreement (together with the Merger Agreement, the Contribution and Exchange Agreement and the other applicable Transaction documents in connection therewith) constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof.

Section 5.14 No Ownership Interest.

Nothing contained in this Agreement shall be deemed to vest the Company or Parent any direct or indirect ownership or incidence of ownership of or with respect to the Shares. All rights, ownership and economic benefits of and relating to the Shares of the Stockholder shall remain vested in and belong to the Stockholder, and neither the Company nor Parent shall have any authority to direct the Stockholder in the voting or disposition of any of the Shares, except as otherwise provided herein. Nothing in this Agreement shall be interpreted as creating or forming a “group” with any other Person for the purposes of Rule 13d-5(b)(1) of the Exchange Act or for any other similar provision of applicable Law.

Section 5.15 Special Committee Approval.

Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Company under or with respect to this Agreement without first obtaining the approval of the Special Committee.

Section 5.16 Non-Survival of Representations and Warranties. The respective representations and warranties of the Stockholder and the Company contained herein shall not survive the closing of the transactions contemplated hereby and by the Merger Agreement. This Section 5.16 shall not limit any covenant or agreement contained in this Agreement that by its terms is to be performed in whole or in part after the Effective Time or the termination of this Agreement

[Signature page follows]

10

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed as of the day and year first above written.

QAD, INC.

By:	/s/ Anton Chilton
Name: Anton Chilton
Title: Chief Executive Officer

PROJECT QUICK PARENT, LLC

By:	/s/ S. Scott Crabill
Name: S. Scott Crabill
Title: President and Assistant Treasurer

Signature Page to Support Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Support Agreement to be duly executed as of the day and year first above written.

By:	/s/ Pamela M. Lopker
Name:	Pamela M. Lopker

THE LOPKER LIVING TRUST DATED NOVEMBER 18, 2013

By:	/s/ Pamela M. Lopker
Name:	Pamela M. Lopker
Its:	Trustee

ESTATE OF KARL F. LOPKER

By:	/s/ Pamela M. Lopker
Name:	Pamela M. Lopker
Its:	Personal Representative

Signature Page to Support Agreement

Annex A

Stockholder Name/ Notice Address:	Name of Person/ Entity Through Whom Beneficial Ownership of Stockholder’s Shares is Held	Amount and Class of Stockholder’s Shares[1]	Total Shares
Pamela Lopker 9516 SE 15th Street, Bellevue, WA 98004	1. Estate of Karl F. Lopker	634,982 of Class A Common Stock	Total Shares of Class A Common Stock: 5,077,289
	2. Pamela M. Lopker[2]	320,362 of Class A Common Stock
	3. The Lopker Living Trust dated November 18, 2013	4,121,945 of Class A Common Stock
	4. Estate of Karl F. Lopker	108,868 of Class B Common Stock	Total Shares of Class B Common Stock: 2,541,700
	5. Pamela M. Lopker	75,297 of Class B Common Stock
	6. The Lopker Living Trust dated November 18, 2013	2,357,535 of Class B Common Stock

[1]	The total amount of Shares provided herein are as of January 25, 2021.
[2]	The Share amounts beneficially owned by Pamela Lopker through the Pamela Lopker IRA account are included herein in her individual capacity.

EXHIBIT 99.1

QAD Transaction Press Release

For Immediate Release

QAD Inc. to be Acquired by Thoma Bravo for $2 Billion

QAD Shareholders to Receive $87.50 Per Share in Cash

SANTA BARBARA, Calif. – June 28, 2021 – QAD Inc. (Nasdaq: QADA) (Nasdaq: QADB), a leading provider of next-generation manufacturing and supply chain solutions in the cloud, today announced that it has entered into a definitive agreement to be acquired by Thoma Bravo, a leading private equity investment firm focused on the software and technology-enabled services sector, in an all-cash transaction with an equity value of approximately $2 billion. Under the terms of the agreement, QAD shareholders will receive $87.50 per share of Class A Common Stock or Class B Common Stock in cash.

Upon completion of the transaction, QAD will become a private company with the flexibility to continue investing in the development and deployment of Enterprise Resource Planning (ERP) software and related enterprise software for manufacturing companies around the world. Anton Chilton will continue to lead QAD as CEO, and the Company will maintain its headquarters in Santa Barbara, California.

“Today’s announcement, which is the culmination of a comprehensive process, represents a compelling opportunity to build on QAD’s impressive legacy and strong momentum while maximizing value for shareholders,” said Mr. Chilton. “Thoma Bravo has a deep appreciation for the world-class team, reputation and portfolio we have built at QAD, and with their strong support we are excited to take our business to the next level. As a private company owned by Thoma Bravo, we will have enhanced flexibility, focus and resources to invest in – and capitalize on – our expanding growth opportunities, and help our customers thrive in an increasingly dynamic manufacturing environment.”

“Over the past four decades, we’ve grown QAD from a locally sourced, one-person start-up to a leading, trusted global provider of ERP solutions. Today we are beginning our next chapter of growth,” said QAD Founder and President Pamela Lopker. “Since QAD’s founding in 1979, our customers, our technology and the manufacturing industry have evolved significantly – and, at every step, QAD has adapted swiftly to maintain and build our leadership position. Global manufacturers are facing ever-increasing challenges, and we are pleased that our customers around the world can continue to rely on QAD’s next generation solutions to keep pace with emerging business disruptors. Through this partnership, we will be even better positioned to build on our strong foundation and enhance our value proposition.”

“For more than a decade, we have admired QAD’s unparalleled history of delivering innovative solutions focused on the needs of global manufacturers,” said Scott Crabill, a Managing Partner at Thoma Bravo. “As the pace of change continues to accelerate and supply chains become more complex, we are committed to supporting QAD in delivering its vision and ensuring the Company is well equipped to further expand its reach and portfolio. We look forward to partnering with Anton and his team to cement the Company’s positioning as the intelligent, agile, and innovative partner of choice for Adaptive Manufacturing Enterprises.”

Peter Stefanski, a Principal at Thoma Bravo, added, “Thoma Bravo has a strong track record of helping enterprise software businesses evolve their platforms to meet the needs of clients and we are excited about QAD’s future given its exceptional foundation and history. We will plan to leverage our deep expertise in software to support the Company’s talented team to further the journey to SaaS and to drive sustainable long-term growth both organically and through M&A.”

Approvals and Timing

The QAD Board of Directors formed a Special Committee composed entirely of independent directors to conduct a robust process and negotiate the transaction with the assistance of independent financial and legal advisors. Following the Special Committee’s unanimous recommendation, members of the QAD

Board other than Ms. Lopker, who recused herself, unanimously approved the merger agreement with Thoma Bravo, and recommend that QAD shareholders adopt and approve the merger agreement and the transaction.

The transaction is expected to close in the fourth quarter of 2021, subject to the satisfaction of customary closing conditions, including the approval of owners of the majority of QAD shares not held by Ms. Lopker, her affiliates and other directors and officers of the Company. Following closing of the transaction, Ms. Lopker intends to retain a significant ownership interest in the Company and will continue to serve on the QAD Board.

Advisors

Morgan Stanley & Co. LLC is serving as financial advisor to QAD’s Special Committee, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as the Special Committee’s legal counsel. Moelis & Company LLC is serving as financial advisor and Paul Hastings LLP is serving as legal counsel to Ms. Lopker.

Barclays is serving as financial advisor and Kirkland & Ellis LLP is serving as legal counsel to Thoma Bravo.

About QAD – Enabling the Adaptive Manufacturing Enterprise

QAD Inc. is a leading provider of next generation manufacturing and supply chain solutions in the cloud. Global manufacturers face ever-increasing disruption caused by technology-driven innovation and changing consumer preferences. In order to survive and thrive, manufacturers must be able to innovate and change business models at unprecedented rates of speed. QAD calls these companies Adaptive Manufacturing Enterprises. QAD solutions help customers in the automotive, life sciences, consumer products, food and beverage, high tech and industrial manufacturing industries rapidly adapt to change and innovate for competitive advantage.

Founded in 1979 and headquartered in Santa Barbara, California, QAD has 30 offices globally. Over 2,000 manufacturing companies have deployed QAD solutions including enterprise resource planning (ERP), demand and supply chain planning (DSCP), global trade and transportation execution (GTTE) and quality management system (QMS) to become an Adaptive Manufacturing Enterprise. To learn more, visit www.qad.com or call +1 805-566-6100. Find us on Twitter, LinkedIn, Facebook, Instagram and Pinterest.

“QAD” is a registered trademark of QAD Inc. All other products or company names herein may be trademarks of their respective owners.

About Thoma Bravo

Thoma Bravo is one of the largest private equity firms in the world, with more than $78 billion in assets under management as of March 31, 2021. The firm invests in growth-oriented, innovative companies operating in the software and technology sectors. Leveraging the firm's deep sector expertise and proven strategic and operational capabilities, Thoma Bravo collaborates with its portfolio companies to implement operating best practices, drive growth initiatives and make accretive acquisitions intended to accelerate revenue and earnings. Over the past 20 years, the firm has acquired more than 300 companies representing over $85 billion in enterprise value. The firm has offices in Chicago, Miami and San Francisco. For more information, visit thomabravo.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) uncertainties as to the timing of the proposed transaction; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) the possibility that competing offers or acquisition proposals for the Company will be made; (iv) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vi) the effect of the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) various risks related to health epidemics, pandemics and similar outbreaks, such as the COVID-19 pandemic, which may have material adverse effects on the Company’s business, financial position, results of operations and/or cash flows; (ix) adverse economic, market or geo-political conditions that may disrupt the Company’s business and cloud service offerings, including defects and disruptions in the Company’s services, ability to properly manage cloud service offerings, reliance on third-party hosting and other service providers, and exposure to liability and loss from security breaches; (x) uncertainties as to demand for the Company’s products, including cloud service, licenses, services and maintenance; (xi) the possibility of pressure to make concessions on pricing and changes in the Company’s pricing models; (xii) risks related to the protection of the Company’s intellectual property; (xiii) changes in the Company’s dependence on third-party suppliers and other third-party relationships, including sales, services and marketing channels; (xiv) changes in the Company’s revenue, earnings, operating expenses and margins; (xv) the reliability of the Company’s financial forecasts and estimates of the costs and benefits of transactions; (xvi) the Company’s ability to leverage changes in technology; (xvii) risks related to defects in the Company’s software products and services; (xviii) changes in third-party opinions about the Company; (xix) changes in competition in the Company’s industry; (xx) delays in sales; (xxi) timely and effective integration of newly acquired businesses; (xxii) changes in economic conditions in the Company’s vertical markets and worldwide; (xxiii) fluctuations in exchange rates; and (xxiv) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended January 31, 2021, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

Important Information For Investors And Stockholders

This communication is being made in respect of the proposed transaction involving QAD Inc. (the “Company”) and Thoma Bravo, L.P. In connection with the proposed transaction, the Company intends to file the relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder of the Company entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. The materials to be filed by the Company will be made available to the Company’s investors and stockholders at no expense to them and copies may be obtained free of charge on the Company’s website at https://ir.qad.com/financial-information/sec-filings. In addition, all of those materials will be available at no charge on the SEC’s website at www.sec.gov. Investors and stockholders of the Company are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they contain important information about the Company and the proposed transaction.

The Company and its directors, executive officers, other members of its management and employees may be deemed to be participants in the solicitation of proxies of the Company stockholders in connection with the proposed transaction under SEC rules. Investors and stockholders may obtain more detailed information regarding the names, affiliations and interests of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2021 annual meeting of stockholders, the Annual Report on Form 10-K for the fiscal year ended January 31, 2021, and the proxy statement and other relevant materials that will be filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the proposed transaction when it becomes available.

QAD Inc. Contacts:

Scott Matulis

Public Relations

818-451-8918

publicrelations@qad.com

or

Evan Quinn

Analyst Relations

617-869-7335

industryanalyst@qad.com

or

Jed Repko / Andrew Siegel / Katie Villany

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

Thoma Bravo Contacts:

Megan Frank

212-731-4778

mfrank@thomabravo.com

or

Andrew Johnson

Finsbury Glover Hering

914-497-5138

andrew.johnson@fgh.com